Exhibit 99.01
Cadence Reports Fourth Quarter and Fiscal Year 2017 Financial Results
SAN JOSE, Calif. — January 31, 2018 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the fourth quarter and fiscal year 2017.
Cadence reported 2017 revenue of $1.943 billion, compared to revenue of $1.816 billion for 2016. On a GAAP basis, Cadence recognized net income of $204 million, or $0.73 per share on a diluted basis, in 2017, compared to net income of $203 million, or $0.70 per share on a diluted basis for 2016. Revenue for the fourth quarter of 2017 totaled $502 million, compared to revenue of $469 million reported for the same period in 2016. Net loss for the fourth quarter of 2017 was $14 million, or $(0.05) per share on a diluted basis, compared to net income of $38 million, or $0.14 per share on a diluted basis, for the same period in 2016.
Due to the U.S. Tax Cuts and Jobs Act enacted in December 2017, GAAP net loss for the fourth quarter of 2017 included a $67 million income tax expense on a provisional basis for a one time transition tax on previously untaxed foreign earnings and a $25 million income tax expense on a provisional basis for the reduction in the value of Cadence’s U.S. deferred tax assets caused by the U.S. corporate tax rate reduction. These provisional amounts may change as Cadence continues to evaluate the impact of the Tax Act.
Using the non-GAAP measure defined below, net income for 2017 was $393 million, or $1.40 per share on a diluted basis, as compared to non-GAAP net income of $351 million, or $1.21 per share on a diluted basis for 2016. For the fourth quarter of 2017, non-GAAP net income was $111 million, or $0.39 per share on a diluted basis, as compared to net income of $95 million, or $0.34 per share on a diluted basis, for the same period in 2016.
“Through the execution of our System Design Enablement Strategy and our innovative solutions, Cadence delivered strong performance for our shareholders,” said Lip-Bu Tan, chief executive officer.  “The Data-Driven Economy is emerging as the new paradigm and has key underlying technology waves including mobile, cloud/datacenter, edge computing and automotive.  We are confident that we are well positioned to provide enablement solutions to fuel and ride with these technology waves.”
“Cadence continues to capitalize on the growth opportunities presented by the new trends. As a result, during the fourth quarter, we met or exceeded our key operating metrics and delivered strong financial results for the fiscal year,” said John Wall, senior vice president and chief financial officer.  “We are excited about the opportunities we see to drive top line growth in 2018.  We also expect to continue to deliver shareholder value by repurchasing approximately $50 million of Cadence common stock per quarter through 2018.”
CFO Commentary
Commentary on the fourth quarter and fiscal year 2017 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
The outlook provided below is on an ASC Topic 606 basis, which Cadence is adopting for its fiscal year 2018 using the modified retrospective transition method. As required by the new standard, the company will report revenue under both methods for the 2018 transition year.  We expect the difference between revenue under the new and old standard to gradually decline over time and be de minimis within two years.
For the first quarter of 2018, the company expects total revenue in the range of $500 million to $510 million. First quarter GAAP net income per diluted share is expected to be in the range of $0.20 to $0.22. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.36 to $0.38.
For 2018, the company expects total revenue in the range of $2.015 billion to $2.055 billion. On a GAAP basis, net income per diluted share for 2018 is expected to be in the range of $0.80 to $0.90. Using the non-GAAP measure defined below, net income per diluted share for 2018 is expected to be in the range of $1.50 to $1.60.

For 2018, the company is forecasting a non-GAAP income tax rate of 16 percent, down from 23 percent used in fiscal 2017, primarily resulting from the tax rate reduction.

For comparison purposes, the company expects the outlook for 2018 on the prior ASC Topic 605 basis to be as follows: revenue in the range of $2.055 billion to $2.095 billion, GAAP net income per diluted share in the range of $0.93 to $1.03 and non-GAAP net income per diluted share in the range of $1.62 to $1.72.

A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included in this release.
Audio Webcast Scheduled

Lip-Bu Tan, chief executive officer, and John Wall, senior vice president and chief financial officer, will host the fourth quarter and fiscal year 2017 financial results audio webcast today, January 31, 2018, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting January 31, 2018 at 5 p.m. (Pacific) and ending March 16, 2018 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence enables electronic systems and semiconductor companies to create the innovative end products that are transforming the way people live, work and play. Cadence® software, hardware and semiconductor IP are used by customers to deliver products to market faster. The company’s System Design Enablement strategy helps customers develop differentiated products-from chips to boards to systems-in mobile, consumer, cloud datacenter, automotive, aerospace, IoT, industrial and other market segments. Cadence is listed as one of Fortune Magazine's 100 Best Companies to Work For. Learn more at cadence.com.
Cadence and the Cadence logo are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained above regarding Cadence’s fourth quarter and fiscal year 2017 financial results, as well as the information in the Business Outlook section, are or include forward-looking statements based on current expectations or beliefs and preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that the restructurings and other efforts to improve operational efficiency of Cadence’s customers could result in delays in purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to improve operational efficiency in its business, including strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect cash flow, liquidity, reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party. In addition, the actual timing and amount of Cadence's repurchase of its common stock under the existing authorization will be subject to business and market conditions, corporate and regulatory requirements, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.

Cadence's non-GAAP net income for the fourth quarter of 2017 excludes the effect of the transition tax expense and income tax expense related to the reduction in value of the deferred tax assets caused by the U.S. corporate tax rate reduction. Cadence management believes it is useful to exclude these tax expenses since it does not expect these tax expenses to be recorded frequently.
The following tables reconcile the specific items excluded from GAAP net income (loss) and GAAP net income (loss) per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income (Loss) Reconciliation	Three Months Ended
	December 30, 2017	December 31, 2016
	(unaudited)
(in thousands)
Net income (loss) on a GAAP basis	$(14,442)	$38,477
Amortization of acquired intangibles	13,741	14,474
Stock-based compensation expense	36,015	29,231
Non-qualified deferred compensation expenses	1,295	544
Restructuring and other charges	12,178	26,342
Acquisition and integration-related costs	5,712	1,433
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(1,368)	(655)
Income tax related to transition tax	67,188	—
Income tax related to tax rate change	25,292	—
Income tax effect of non-GAAP adjustments	(34,328)	(14,672)
Net income on a non-GAAP basis	$111,283	$95,174

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Net Income Reconciliation	Years Ended
	December 30, 2017	December 31, 2016
	(unaudited)
(in thousands)
Net income on a GAAP basis	$204,101	$203,086
Amortization of acquired intangibles	56,497	60,482
Stock-based compensation expense	130,023	109,217
Non-qualified deferred compensation expenses	6,145	1,741
Restructuring and other charges	9,406	40,955
Acquisition and integration-related costs	8,468	11,268
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(15,693)	(4,672)
Income tax related to transition tax	67,188	—
Income tax related to tax rate change	25,292	—
Income tax effect of non-GAAP adjustments	(98,810)	(70,847)
Net income on a non-GAAP basis	$392,617	$351,230

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income (Loss) per Share Reconciliation	Three Months Ended
	December 30, 2017	December 31, 2016
	(unaudited)
(in thousands, except per share data)
Diluted net income (loss) per share on a GAAP basis	$(0.05)	$0.14
Amortization of acquired intangibles	0.05	0.05
Stock-based compensation expense	0.13	0.10
Non-qualified deferred compensation expenses	—	—
Restructuring and other charges	0.04	0.09
Acquisition and integration-related costs	0.02	0.01
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.01)	—
Income tax related to transition tax	0.24	—
Income tax related to tax rate change	0.09	—
Income tax effect of non-GAAP adjustments	(0.12)	(0.05)
Diluted net income per share on a non-GAAP basis	$0.39	$0.34
Shares used in calculation of diluted net income (loss) per share — GAAP**	273,157	278,917
Shares used in calculation of diluted net income per share — non-GAAP**	282,206	278,917

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income (loss) per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Diluted Net Income per Share Reconciliation	Years Ended
	December 30, 2017	December 31, 2016
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.73	$0.70
Amortization of acquired intangibles	0.20	0.21
Stock-based compensation expense	0.46	0.37
Non-qualified deferred compensation expenses	0.02	0.01
Restructuring and other charges	0.03	0.14
Acquisition and integration-related costs	0.03	0.04
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.05)	(0.02)
Income tax related to transition tax	0.24	—
Income tax related to tax rate change	0.09	—
Income tax effect of non-GAAP adjustments	(0.35)	(0.24)
Diluted net income per share on a non-GAAP basis	$1.40	$1.21
Shares used in calculation of diluted net income per share — GAAP**	280,221	291,256
Shares used in calculation of diluted net income per share — non-GAAP**	280,221	291,256

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning March 16, 2018, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s first quarter 2018 earnings release is published, which is currently scheduled for April 23, 2018.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
December 30, 2017 and December 31, 2016
(In thousands)
(Unaudited)

	December 30, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$688,087	$465,232
Short-term investments	4,455	3,057
Receivables, net	190,426	157,171
Inventories	33,209	39,475
Prepaid expenses and other	63,811	37,099
Total current assets	979,988	702,034
Property, plant and equipment, net of accumulated depreciation of $658,377 and $612,961, respectively	251,342	238,607
Goodwill	666,009	572,764
Acquired intangibles, net of accumulated amortization of $297,456 and $267,723, respectively	278,835	258,814
Long-term receivables	12,239	12,949
Other assets	230,301	311,740
Total assets	$2,418,714	$2,096,908
Current liabilities:
Revolving credit facility	$85,000	$50,000
Accounts payable and accrued liabilities	221,101	239,496
Current portion of deferred revenue	336,297	296,066
Total current liabilities	642,398	585,562
Long-term liabilities:
Long-term portion of deferred revenue	61,513	66,769
Long-term debt	644,369	643,493
Other long-term liabilities	81,232	59,314
Total long-term liabilities	787,114	769,576
Stockholders’ equity	989,202	741,770
Total liabilities and stockholders’ equity	$2,418,714	$2,096,908

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Operations
For the Three Months and Years Ended December 30, 2017 and December 31, 2016
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Years Months Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Revenue:
Product and maintenance	$467,504	$436,694	$1,813,987	$1,683,771
Services	34,218	32,286	129,045	132,312
Total revenue	501,722	468,980	1,943,032	1,816,083
Costs and expenses:
Cost of product and maintenance	39,305	57,410	156,676	183,291
Cost of services	20,979	18,638	80,714	73,201
Marketing and sales	107,654	98,091	419,161	395,194
Research and development	203,468	181,516	804,223	735,340
General and administrative	33,289	29,977	134,181	125,106
Amortization of acquired intangibles	3,571	3,889	14,716	18,095
Restructuring and other charges	12,178	26,342	9,406	40,955
Total costs and expenses	420,444	415,863	1,619,077	1,571,182
Income from operations	81,278	53,117	323,955	244,901
Interest expense	(6,712)	(6,364)	(25,664)	(23,670)
Other income, net	2,385	5,481	16,755	15,922
Income before provision for income taxes	76,951	52,234	315,046	237,153
Provision for income taxes	91,393	13,757	110,945	34,067
Net income (loss)	$(14,442)	$38,477	$204,101	$203,086
Net income (loss) per share - basic	$(0.05)	$0.14	$0.75	$0.71
Net income (loss) per share - diluted	$(0.05)	$0.14	$0.73	$0.70
Weighted average common shares outstanding - basic	273,157	272,578	272,097	284,502
Weighted average common shares outstanding - diluted	273,157	278,917	280,221	291,256

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Years Ended December 30, 2017 and December 31, 2016
(In thousands)
(Unaudited)

	Years Ended
	December 30, 2017	December 31, 2016
Cash and cash equivalents at beginning of year	$465,232	$616,686
Cash flows from operating activities:
Net income	204,101	203,086
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	115,524	119,588
Amortization of debt discount and fees	1,211	1,069
Stock-based compensation	130,023	109,217
Gain on investments, net	(13,869)	(4,725)
Gain on sale of property, plant and equipment	—	(923)
Deferred income taxes	79,934	(4,869)
Other non-cash items	5,068	4,027
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(28,409)	(3,299)
Inventories	5,034	4,934
Prepaid expenses and other	(25,793)	(6,903)
Other assets	(22,336)	(6,566)
Accounts payable and accrued liabilities	(25,987)	2,655
Deferred revenue	33,614	30,742
Other long-term liabilities	12,625	(3,154)
Net cash provided by operating activities	470,740	444,879
Cash flows from investing activities:
Purchases of available-for-sale securities	—	(20,525)
Proceeds from the sale of available-for-sale securities	833	55,619
Proceeds from the maturity of available-for-sale securities	—	57,762
Proceeds from the sale of long-term investments	9,108	2,917
Proceeds from the sale of property, plant and equipment	—	923
Purchases of property, plant and equipment	(57,901)	(53,712)
Cash paid in business combinations and asset acquisitions, net of cash acquired	(143,249)	(41,627)
Net cash provided by (used for) investing activities	(191,209)	1,357
Cash flows from financing activities:
Proceeds from term loan	—	300,000
Proceeds from revolving credit facility	135,000	115,000
Payment on revolving credit facility	(100,000)	(65,000)
Payment of debt issuance costs	(793)	(622)
Proceeds from issuance of common stock	48,965	55,440
Stock received for payment of employee taxes on vesting of restricted stock	(57,161)	(37,226)
Payments for repurchases of common stock	(100,025)	(960,289)
Change in book overdraft	3,867	—
Net cash used for financing activities	(70,147)	(592,697)
Effect of exchange rate changes on cash and cash equivalents	13,471	(4,993)
Increase (decrease) in cash and cash equivalents	222,855	(151,454)
Cash and cash equivalents at end of year	$688,087	$465,232

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2016					2017
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Americas	49%	47%	46%	48%	48%	45%	45%	45%	44%	44%
Asia	22%	24%	27%	25%	24%	26%	28%	27%	28%	27%
Europe, Middle East and Africa	19%	20%	19%	19%	19%	20%	19%	19%	20%	20%
Japan	10%	9%	8%	8%	9%	9%	8%	9%	8%	9%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2016					2017
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Functional Verification, including Emulation and Prototyping Hardware	26%	27%	24%	25%	25%	23%	23%	21%	23%	22%
Digital IC Design and Signoff	30%	27%	28%	30%	29%	29%	30%	30%	29%	29%
Custom IC Design	25%	26%	27%	25%	25%	26%	26%	28%	26%	27%
System Interconnect and Analysis	9%	10%	10%	9%	10%	10%	10%	10%	10%	10%
IP	10%	10%	11%	11%	11%	12%	11%	11%	12%	12%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
As of January 31, 2018
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Three Months Ending March 31, 2018	Year Ending December 29, 2018
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.20 to $0.22	$0.80 to $0.90
Amortization of acquired intangibles	0.05	0.19
Stock-based compensation expense	0.14	0.59
Restructuring and other charges	—	—
Acquisition and integration-related costs	0.03	0.09
Income tax effect of non-GAAP adjustments	(0.06)	(0.17)
Diluted net income per share on a non-GAAP basis†	$0.36 to $0.38	$1.50 to $1.60

Cadence Design Systems, Inc.
As of January 31, 2018
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Three Months Ending March 31, 2018	Year Ending December 29, 2018
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$58 to $64	$226 to $254
Amortization of acquired intangibles	14	54
Stock-based compensation expense	39	167
Restructuring and other charges	1	1
Acquisition and integration-related costs	7	26
Income tax effect of non-GAAP adjustments	(16)	(48)
Net income on a non-GAAP basis†	$103 to $109	$426 to $454

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.